UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 19, 2006

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4 ( c))

Item 2.05                        Costs Associated with Exit or Disposal Activities.

As a result of evaluations of how to operate our production facilities in France more effectively, reports were filed with the Securities and Exchange Commission (SEC) on Form 8-K on September 19, 2006 and October 18, 2006 regarding Schweitzer-Mauduit’s multi-part strategy to restructure the largest of its French paper operations, Papeteries de Mauduit S.A.S. (PdM), to become the lowest cost and highest quality cigarette and long fiber paper manufacturer in Western Europe.   Capital investments were announced totaling approximately $23 million as well as the initiation of meetings with labor representatives to negotiate workforce reductions.

On December 19, 2006, the unions, Work’s Council and management of PdM concluded negotiations and successfully reached agreement regarding the terms and conditions of the workforce reductions associated with the planned restructuring at the site in Quimperlé, France.  A vote among union members on December 14 overwhelmingly affirmed the planned restructuring.  The Work’s Council representing union members officially certified the vote results on December 19.

In the final agreement, workforce reduction levels are the same as originally proposed and disclosed in our October 18 SEC filing.  Specifically, PdM employment will be reduced by 209 employees in two essentially equal phases during the first quarters of 2007 and 2008.  The first phase is associated with reduced machine operating schedules and other organizational changes.  The second phase reflects the impact of production equipment capital investments on employment levels.  The severance terms of the agreement and other related costs are expected to result in one-time cash expenditures in the range of approximately $23 to $25 million.  The severance costs are higher than the initially communicated offer due to increased amounts agreed to during negotiations.  The actual amount of severance expenses will be dependent upon the final number of individuals within each of the three possible categories for employee severance that include early retirement, other voluntary means and involuntary layoffs.

Overall PdM restructuring expenses are now projected to be in the range of $26 to $28 million, including the cash costs and approximately $3 million for non-cash accelerated depreciation of fixed assets.  The recognition of these projected restructuring expenses will be completed during the first quarter of 2008.  These costs are recognized in our financial statements in accordance with the applicable accounting standards and will continue to be disclosed in Schweitzer-Mauduit’s earnings press releases and reports to the SEC on Forms 10-Q and 10-K.  Financing of the approximately $46 to $48 million total cash capital investment and severance and related expenses is expected to be fully funded through internally generated funds and Schweitzer-Mauduit’s existing bank credit facility.

The PdM workforce reductions are expected to generate annual pre-tax labor savings of approximately $14 million due to both restructuring activities and the machine capital investments.  Full realization of the labor savings is expected to occur after the first quarter of 2008.  We expect to realize annual pre-tax benefits greater than $14 million upon full implementation of all elements of the PdM strategy, including the planned capital investments.  We will provide additional information about the timing and amount of further financial impacts from the PdM strategy in our future reports to the SEC.

Separately, management continues to evaluate measures to optimize the efficiency and cost competitiveness of our worldwide production facilities as tobacco-related papers consumption continues to undergo volume and geographic changes.

Item 1.02                        Termination of a Material Definitive Agreement

On December 20, 2006, Schweitzer-Mauduit International, Inc. provided Philip Morris USA with a notice of phase-out of the Second Amended and Restated Agreement for Fine Paper Supply (SSA) between the two companies.  The effective date of the notice is December 31, 2006.  Notice of phase-out had to be given no later than December 31, 2006 in order to avoid a four-year extension of the SSA under its present terms.

Schweitzer-Mauduit has been the sole supplier to Philip Morris USA of cigarette, base tipping and plug wrap paper since January 1993.  While we continue to value our close relationship with Philip Morris USA, we have concluded that the existing SSA no longer adequately addresses current business and industry conditions which are materially

different from those that prevailed in 1993 when the SSA was developed.   It is our intent to work with Philip Morris USA to replace the SSA with a new form of supply agreement.

Under the phase-out terms of the SSA, Schweitzer-Mauduit is obligated to supply up to 100 percent of Philip Morris USA’s annual cigarette, base tipping and plug wrap paper requirements for two years (2007 and 2008) at current selling prices, which are subject to potential increases.  Philip Morris USA is obligated to purchase from Schweitzer-Mauduit at least 75 percent and 50 percent of its annual cigarette, base tipping and plug wrap paper requirements for the years 2007 and 2008, respectively.

This notification of phase-out does not affect the supply agreement between Philip Morris USA and Schweitzer-Mauduit concerning banded cigarette paper used to produce lower ignition propensity cigarettes.

No immediate financial impact is expected as a result of this notice of termination.  If during phase-out Philip Morris USA reduces its purchases to the minimum level allowed, or 75 percent and 50 percent of its purchase requirements in 2007 and 2008, respectively, Schweitzer-Mauduit’s U.S. business unit operating profit could decrease in the range of $1 to $3 million annually.  However, activities already underway in Schweitzer-Mauduit’s U.S. operations, including increased sales of cigarette paper for lower ignition propensity cigarettes as well as manufacturing restructuring and aggressive cost reduction activities, are expected to mitigate any negative financial impact potentially resulting from phase-out.

Forward Looking Statements

Certain of the statements regarding anticipated capital expenditures, employee reductions, restructuring expenses, resulting benefits and the timing of these actions, as well as future selling prices, sales volumes, cost savings and operating profit impacts constitute “forward-looking statements.” For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause the estimated capital spending, employee reductions, cost, operating profit impacts and restructuring expenses to differ:  changes in economic or industry conditions; timing and level of capital expenditures; issues arising from rationalization of operations; and other risks identified in our SEC reports and public announcements. We caution you not to put undue reliance on any forward-looking statement, and we undertake no obligation to update any forward-looking statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ PETER J. THOMPSON
Peter J. Thompson
Chief Financial Officer and Treasurer
Dated: December 21, 2006